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                                                                     EXHIBIT 1.1

                             TRIAD ACQUISITION CORP.
                           TO BE MERGED WITH AND INTO
                           TRIAD FINANCIAL CORPORATION

                           11 1/8% SENIOR NOTES DUE 2013

                               PURCHASE AGREEMENT

                                                           April 27, 2005
Goldman, Sachs & Co.,
Citigroup Global Markets Inc.
   As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

      Triad Acquisition Corp., a Delaware corporation (the "COMPANY"), to be merged with and into Triad Financial Corporation, a California corporation ("TRIAD FINANCIAL"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "PURCHASERS") an aggregate of $150,000,000 principal amount of the Senior Notes due 2013 of the Company, specified above (the "SECURITIES").

      The Company is a wholly-owned subsidiary of Triad Holdings, Inc., a Delaware corporation ("TRIAD HOLDINGS"). Triad Financial shall be acquired by the Company (the "ACQUISITION") pursuant to a stock purchase agreement dated as of December 23, 2004 (together with any and all other agreements, side letters and instruments ancillary to or entered into in connection with the transactions contemplated by the Acquisition, the "STOCK PURCHASE AGREEMENT"), by and among Fairlane Credit LLC, Ford Motor Credit Corporation ("FORD CREDIT"), the Company and Triad Holdings. Concurrently with the closing of the Acquisition, the Company shall merge with and into Triad Financial with Triad Financial surviving as a wholly-owned subsidiary of Triad Holdings (the "MERGER"). Also, concurrently with the closing of the Acquisition (i) Triad Automobile Receivables Warehouse Trust, Triad Financial, Triad Financial Warehouse Special Purpose LLC and affiliates of Goldman, Sachs & Co. and Citigroup Global Markets Inc. will enter new warehouse facilities (the "WAREHOUSE FACILITIES") pursuant to which Triad Automobile Receivables Warehouse Trust may borrow an aggregate amount of up to $1,950.0 million, less amounts drawn on the Residual Facilities (as defined below), (ii) Triad Financial and Ford Credit will enter into a new loan and security agreement for contracts held for investments (the "HFI LOAN FACILITY") pursuant to which the Company may borrow an aggregate amount of up to the principal amount thereof at the date of the Acquisition, (iii) the Company, Triad Financial Residual Special Purpose LLC, Triad Financial Special Purpose LLC, affiliates of Goldman, Sachs & Co. and Citigroup Global Markets Inc. will enter into new residual facilities (the "RESIDUAL FACILITIES") pursuant to which Triad Residual Special Purpose LLC may borrow an aggregate amount of up to $250.0 million and (iv) GS Capital

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Partners 2000, L.P., GTCR Golder Rauner, LLC and Hunter's Glen/Ford Ltd.
(together, the "SPONSORS"), together with management of Triad Financial, will make a cash common equity investment in Triad Holdings of not less than $345.0 million (the "EQUITY CONTRIBUTION" and, collectively with the Warehouse Facilities, the HFI Loan Facility and the Residual Facilities, the "TRANSACTIONS"), to fund the Acquisition, repay amounts due to Ford Credit, and pay tax liability and fees and expenses of the Transactions.

      The Company agrees to cause Triad Financial to become jointly and severably liable for the obligations and liabilities of the Company under this Agreement as soon as practicable, but in any event no later than the Time of Delivery.

      1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

            (a) A preliminary offering circular, dated April 18, 2005 (the "PRELIMINARY OFFERING CIRCULAR") and an offering circular, dated April 27, 2005 (the "OFFERING CIRCULAR") have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. None of the Preliminary Offering Circular, the Offering Circular or any amendments or supplement thereto, as of their respective dates, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

            (b) Neither Triad Financial nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock (other than the Acquisition and Merger) or long-term debt of the Company, Triad Financial or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, net worth or results of operations of the Company, Triad Financial and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

            (c) Triad Financial and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Triad Financial and its subsidiaries; Triad Financial and its subsidiaries do not own any real property, and any real property and buildings held under lease by Triad Financial and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Triad Financial and its subsidiaries or would not result in a material adverse effect on the business, properties, financial condition, results of operations or prospects of Triad Financial and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

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            (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and Triad Financial has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, each with power and authority to own its properties and conduct its business as described in the Offering Circular, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; and each subsidiary of Triad Financial has been duly incorporated or organized and is validly existing as a corporation or, limited liability company in good standing under the laws of its jurisdiction of incorporation or organization;

            (e) Triad Financial has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company and Triad Financial have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or membership interests of each subsidiary of Triad Financial have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by Triad Financial, free and clear of all liens, encumbrances, equities or claims;

            (f) This Agreement has been duly authorized, executed and delivered by the Company;

            (g) The Securities have been duly authorized by the Company and, immediately upon consummation of the Merger, will be duly authorized by Triad Financial and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and immediately upon consummation of the Merger and execution of the Supplemental Indenture (as defined below) will constitute valid and legally binding obligations of Triad Financial, in each case entitled to the benefits provided by the indenture to be dated the Time of Delivery (as defined below) (the "INDENTURE") between the Company and JPMorgan Chase Bank, N.A., as Trustee (the "TRUSTEE"), as amended by the first supplemental indenture to the Indenture to be dated the Time of Delivery (the "SUPPLEMENTAL INDENTURE," and hereinafter all references to the Indenture shall mean the Indenture as amended by the Supplemental Indenture) between Triad Financial, as successor to the Company upon consummation of the Merger, and the Trustee under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in law or in equity); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

            (h) The registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") has been duly authorized by the Company and, immediately upon consummation of the Merger, will be duly authorized by Triad Financial, and, when duly executed and delivered by each of the Company and Triad Financial (assuming due authorization, execution and delivery by each of the other parties thereto) will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer and

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      conveyance, voidable preference, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, whether such principles are considered at law or in equity and except that the enforceability of any indemnification or contribution provisions thereof may be limited under applicable public policies underlying such laws. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein,
      (i) a registration statement under the United States Securities Act of 1933, as amended (the "ACT") relating to another series of debt securities of the Company with terms substantially identical to the Securities (the "EXCHANGE SECURITIES") to be offered in exchange for the Securities (the "EXCHANGE OFFER"), and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Securities, and in each case, to use its commercially reasonable efforts to cause such registration statements to be declared effective;

            (i) The Exchange Securities have been duly authorized by the Company and, immediately upon consummation of the Merger, will be duly authorized by Triad Financial, and, if and when executed, authenticated, issued and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will constitute valid and legally binding obligations of Triad Financial entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, whether such principles are considered at law or in equity; and the Exchange Securities will conform in all material respects to the descriptions thereof in the Offering Circular;

            (j) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

            (k) Prior to the date hereof, neither the Company nor Triad Financial or any of their respective affiliates has taken any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

            (l) The issue and sale of the Securities and the compliance by each of the Company and Triad Financial with all of the provisions of the Securities, the Registration Rights Agreement, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Triad Financial or any of its subsidiaries is a party or by which the Company, Triad Financial or any of its subsidiaries is bound or to which any of the property or assets of the Company, Triad Financial or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Triad Financial or any of its subsidiaries or any of their properties except in the case of (i) and (iii) above, for such conflicts, breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect; and assuming the accuracy of the representations and warranties of the Purchasers in Section 3 of this

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      Agreement, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by each of the Company and Triad Financial of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for (1) the filing of a registration statement by Triad Financial with the Commission in accordance with the provisions of the Registration Rights Agreement and the declaration of effectiveness by the Commission and the related qualification of the Indenture under the Trust Indenture Act of 1939, (2) such governmental authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (3) in the case of Triad Financial and its subsidiaries, such consents, approvals, authorizations, registrations or qualifications that would not have a Material Adverse Effect;

            (m) None of the Company, Triad Financial or any of its subsidiaries is (i) in violation of its Certificate of Incorporation, Limited Liability Company Agreement or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of (ii) above with respect to Triad Financial and its subsidiaries, for such defaults that would not reasonably be expected to have a Material Adverse Effect;

            (n) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities and the Registration Rights Agreement and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

            (o) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, Triad Financial or any of its subsidiaries is a party or of which any property of the Company, Triad Financial or any of its subsidiaries is the subject which, if determined adversely to the Company, Triad Financial or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge and to the best of Triad Financial's knowledge after execution by Triad Financial of a counterpart hereto, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (p) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

            (q) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company," as such term is defined in the United States Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"); and Triad Financial is not, after giving effect to the offering and sale of the Securities and the Merger, will not be an "investment company" as such term is defined in the Investment Company Act;

            (r) None of the Company, Triad Financial or any person acting on its or their behalf (provided that no representation or warranty is made as to actions of the Purchasers) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as

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      defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act; and each of the Company, Triad Financial, any affiliate of the Company or Triad Financial and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

            (s) Within the preceding six months, none of the Company, Triad Financial or any other person acting on behalf of the Company or Triad Financial has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company and Triad Financial will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company or Triad Financial, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company and Triad Financial by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

            (t) The audited financial statements included in the Offering Circular, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of Triad Financial and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of Triad Financial and its subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise noted therein); the other financial and statistical data set forth in the Offering Circular are accurately presented in all material respects and where applicable, have been prepared on a basis consistent with the financial statements and books and records of Triad Financial; there are no financial statements (historical or pro forma) that would be required to be included in a registration statement under the Securities Act, if the Securities were being registered thereunder that are not included in the Offering Circular;

            (u) Except as disclosed in, or specifically contemplated by, the Offering Circular, subsequent to the date as of which such information is given in the Offering Circular, neither the Company nor any of its subsidiaries has incurred any liability or obligation (including, without limitation, any off-balance sheet obligations and any liability or obligation in connection with the securitization of Receivables or Credit Enhancement Agreements (as such terms are defined in the Indenture)), direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole;

            (v) All tax returns or extensions thereof required to be filed by Triad Financial and each of its subsidiaries have been filed except in the case in which failure to so file would not have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not reasonably be expected to have a Material Adverse Effect;

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            (w) The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and customary for companies engaged in similar businesses and all such policies are in full force and effect in all material respects;

            (x) When the agreements governing the Warehouse Facilities; the agreements governing the Residual Facilities and the agreements governing the HFI Loan Facility have been duly executed and delivered at the Time of Delivery they will constitute the valid and binding obligation of each of the borrowers thereto, enforceable against the borrowers in accordance with their respective terms, subject to the qualification that the enforceability of the borrowers' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; (whether considered in a proceeding in law or equity) and there is no default or event of default with respect to any of the Warehouse Facilities, Residual Facilities or the HFI Loan Facility at the Time of Delivery;

            (y) Triad Financial maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (z) Triad Financial and its subsidiaries have regular and ongoing regulatory compliance programs and procedures that are adequate to ensure that all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and the Federal Trade Commission Act) with respect to Receivables owned and/or serviced by Triad Financial or its subsidiaries have been complied with in all material respects and to Triad Financial's knowledge, all such Receivables now comply with all such applicable legal requirements; and

            (aa) PricewaterhouseCoopers LLP, who have certified certain financial statements of Triad Financial and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

      The Company acknowledge that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel for the Company and Triad Financial and counsel for the Purchasers, will rely upon the accuracy and truth of the foregoing representations and the Company and Triad Financial hereby consent to such reliance.

      2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.60% of the principal amount thereof, plus accrued interest, if any, from April 29, 2005 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto. Triad Financial acknowledges and agrees that, at the Time of Delivery and immediately upon consummation of the Merger, (a) Triad Financial will succeed to the obligations of the Company under the Securities and the Indenture as if Triad Financial were the original issuer thereof and

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obligor thereunder, and (b) Triad Financial has received fair consideration and reasonably equivalent value in exchange for the Securities.

      3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

            (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBS") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, (ii) institutions which it reasonably believes are "accredited investors" ("INSTITUTIONAL ACCREDITED INVESTORS") within the meaning of Rule 501 under the Act or, (iii) upon the terms and conditions set forth in Annex I to this Agreement;

            (b) It is an Institutional Accredited Investor; and

            (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

      4. (a) The Securities to be purchased by each Purchaser hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and Triad Financial, shall be delivered by or on behalf of the Company and Triad Financial to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer, in Federal (same day) funds to an account designated by the Company, by causing DTC to credit the securities to the account of Goldman, Sachs & Co. at DTC. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on April 29, 2005 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(g) hereof, will be delivered at such time and date at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the "CLOSING LOCATION"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. Each of the Company and, immediately upon consummation of the Merger and execution of a counterpart of or joinder to this Agreement, Triad Financial agrees with each of the Purchasers:

            (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

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            (b) Promptly, from time to time, to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor Triad Financial shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction to become subject to taxation in any jurisdiction;

            (c) To furnish the Purchasers with three copies of the Offering Circular and each amendment or supplement thereto with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier to occur of
      (i) until all Purchasers have sold their unsold allotments and (ii) the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

            (d) During the period beginning from the date hereof and continuing until the date that is 90 days after the Time of Delivery, not to offer, sell, contract to sell, or otherwise dispose of, except as provided hereunder any securities of the Company or Triad Financial that are substantially similar to the Securities;

            (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

            (f) For so long as any Securities are outstanding, at any time when the Company or Triad Financial is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "ADDITIONAL ISSUER INFORMATION") satisfying the requirements of subsection
      (d)(4)(i) of Rule 144A under the Act;

            (g) If requested by you, to use all commercially reasonable efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

            (h) Until such time as Triad Financial has consummated the Exchange Offer, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of Triad Financial and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of Triad Financial and its subsidiaries for such quarter in reasonable detail;

            (i) Until such time as Triad Financial has consummated the Exchange Offer, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of Triad Financial, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of Triad Financial is listed; and (ii) such additional information concerning the business and financial condition of Triad Financial as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of Triad Financial and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

            (j) During the period of two years after the Time of Delivery, Triad Financial will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

            (k) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds."

      6. Each of the Company and Triad Financial covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto (but not, however, the legal fees and expenses of counsel to the Purchasers incurred in connection with the foregoing, except as provided in
Section 11) and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Registration Rights Agreement, the Indenture, the Blue Sky and, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities (but not, however, the legal fees and expenses of counsel to the Purchasers incurred in connection with the foregoing, except as provided in
Section 11); (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (b) Kirkland & Ellis LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex II hereto;

            (c) Debra G. Glasser, Corporate Secretary for Triad Financial, shall have furnished to you her written opinion, dated the Time of Delivery, substantially in the form set forth in Annex III hereto;

            (d) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, substantially in the form set forth in Annex IV hereto;

            (e) Mike L. Wilhelms, Chief Financial Officer for Triad Financial, shall have furnished to you his written certification as to selected financial and other data included in the Offering Circular, dated the Time of Delivery, substantially in the form set forth in Annex V hereto;

            (f) (i) Neither Triad Financial nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company, or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, Triad Financial and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

            (g) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or Triad Financial's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Securities or Triad Financial's debt securities;

            (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or
      (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or
      (iv) in the judgment of the

      Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

            (i) The Securities have been designated for trading on PORTAL;

            (j) The Company shall have entered into the Registration Rights Agreement and you shall have received executed counterparts thereof;

            (k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as you may reasonably request;

            (l) Prior to or concurrently with the offering of the Securities, Triad Financial or its subsidiaries shall have entered into the Warehouse Facilities, HFI Loan Facility and Residual Facilities and the Purchasers shall have received counterparts, conformed as executed, thereof, and Triad Financial or its subsidiaries shall have borrowed such amounts thereunder or such higher amounts (as indicated in "Use of Proceeds") that are required to refinance all indebtedness of the Company at the Effective Time and to pay all other amounts, consideration, liabilities, financing costs and fees and expenses in connection with the Acquisition and Merger and related financings all as described in the Offering Circular;

            (m) The Acquisition as contemplated by the Stock Purchase Agreement shall be consummated prior to or concurrently with the issuance of the Securities (it being agreed that the condition set forth in this clause 7(m) may not be waived by the Purchasers without the prior written consent of the Company);

            (n) The Merger as contemplated by the Offering Circular shall be consummated concurrently with the issuance of the Securities;

            (o) Triad Holdings, LLC shall have received the Equity Contributions from the Sponsors prior to or concurrently with the issuance of the Securities which Equity Contributions shall have been contributed in their entirety to the Company;

            (p) Triad Financial shall have executed a counterpart to this agreement and the Registration Rights Agreement substantially in the form set forth in Annex VI hereto, concurrently with the issuance of the Securities and the commencement of the Merger, pursuant to which Triad Financial shall assume all obligations and liabilities of the Company hereunder and thereunder; and

            (q) Triad Financial shall have executed the Supplemental Indenture, substantially in the form set forth as an exhibit to the Indenture, concurrently with the issuance of the Securities and the Merger, pursuant to which Triad Financial shall succeed to the Company as the surviving entity, after giving effect to the Merger and shall assume all obligations and liabilities of the Company under the Indenture and the Securities.

      8. (a) The Company and following the Merger, Triad Financial will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Triad Financial shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

            (b) Each Purchaser will indemnify and hold harmless the Company and following the Merger, Triad Financial against any losses, claims, damages or liabilities to which the Company or Triad Financial may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and Triad Financial for any legal or other expenses reasonably incurred by the Company or Triad Financial in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in Section 2 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company and Triad Financial and to each person, if any, who controls the Company or Triad Financial within the meaning of the Act.

      9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

            (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Triad Financial and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company or Triad Financial, or any employee, officer or director or controlling person of the Company or Triad Financial, and shall survive delivery of and payment for the Securities.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if the Securities are not delivered by or on behalf of the Company as provided herein because any condition to the obligations of the Purchasers set forth herein is not satisfied (or waived) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or Triad Financial set forth in the Offering Circular, Attention: Corporate Secretary and a copy to Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois, 60101,
Attention: Dennis M. Myers; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or Triad Financial by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, Triad Financial and, to the extent provided in Sections 8 and 10 hereof, the employees, officers and directors of the Company and each person who controls the Company, Triad Financial or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

      14. Time shall be of the essence of this Agreement.

      15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      17. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

                            [Signature Page Follows]

      If the foregoing is in accordance with your understanding, please sign and return to us eight (8) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   TRIAD ACQUISITION CORP.

                                   By: /s/ J. Randy Staff
                                       -------------------------------
                                       Name: J. Randy Staff
                                       Title: Chairman & Chief Executive Officer

Accepted as of the date hereof:
Goldman, Sachs & Co.

By: /s/ Goldman, Sachs & Co.
    --------------------------------
    (Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By: /s/ Stephen R. Sellhausen
    ---------------------------
    Name: Stephen R. Sellhausen
    Title: Managing Director

                                   SCHEDULE I

                                                                     PRINCIPAL
                                                                     AMOUNT OF
                                                                    SECURITIES
                                                                       TO BE
                           PURCHASER                                 PURCHASED
                                                                    ----------
Goldman, Sachs & Co. ......................................         $120,000,000
Citigroup Global Markets Inc...............................           30,000,000
                                                                    ------------
                  Total....................................         $150,000,000
                                                                    ============

                                     ANNEX I

            (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

      Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

      In addition,

            (A) except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) each Purchaser agrees that it has not offered or sold, and during the restricted period will not offer or sell, Securities in bearer form to a person who is within the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Securities in bearer form that are sold during the restricted period;

            (B) each Purchaser represents and agrees that it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Securities in bearer form are aware that such Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

            (C) if it is a United States person, each such Purchaser represents that it is acquiring the Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6); and

            (D) with respect to each affiliate that acquires from it Securities in bearer form for the purpose of offering or selling such Securities during the restricted period, such Purchaser either (i) repeats and confirms the representations and agreements contained in clauses (A), (B) and (C) on its behalf or (ii) agrees that it will obtain from such affiliate for the Company's benefit the representations and agreements contained in clauses (A), (B) and (C).

Terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

            (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

            (3) Each Purchaser has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the Time of Delivery, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or Triad Financial; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

            (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                    ANNEX II

         K&E Opinion Pursuant to Section 7(b) of the Purchase Agreement

                                    ANNEX III

   Debra G. Glasser Opinion Pursuant to Section 7(c) of the Purchase Agreement

                                    ANNEX IV

         Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

                                     ANNEX V

                             TRIAD ACQUISITION CORP.

                           TO BE MERGED WITH AND INTO

                           TRIAD FINANCIAL CORPORATION

       CFO Certificate Pursuant to Section 7(e) of the Purchase Agreement

                                 April 29, 2005

      The undersigned, Mike L. Wilhems, Senior Vice President and Chief Financial Officer of Triad Financial Corporation (the "COMPANY"), does hereby certify to the best of his knowledge after reasonable investigation on behalf of the Company, pursuant to Section 7(e) of the Purchase Agreement, dated April 27, 2005 (the "PURCHASE AGREEMENT"), between Triad Acquisition Corp. and Goldman, Sachs & Co. and Citigroup Global Markets Inc. (the "PURCHASERS"), relating to Triad Acquisition Corp.'s $150,000,000 in aggregate principal amount of 11 1/8% Senior Notes due 2013 (the "NOTES"), as follows:

      I do hereby certify that:

      1. I am the Chief Financial Officer of the Company and am responsible for the financial and accounting matters concerning the Company; and

      2.    I have reviewed the items circled on Schedule A attached hereto; and

      3. To my knowledge, the items circled on Schedule A are correct in all material respects.

      I understand that the Purchasers are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Purchase Agreement.

      IN WITNESS WHEREOF, I have hereunto signed my name this 29th day of April, 2005.

                                              __________________________________
                                              Name:  Mike L. Wilhelms
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                                    ANNEX VI

                                JOINDER AGREEMENT

                                 with respect to

                               PURCHASE AGREEMENT

                                       and

                          REGISTRATION RIGHTS AGREEMENT

                                       for

                             TRIAD ACQUISITION CORP.

                     $150,000,000 11 1/8% SENIOR NOTES DUE 2013

                                                                  April 29, 2005

Goldman, Sachs & Co.,
Citigroup Global Markets, Inc.
As representatives of the several Purchasers named in Schedule I to the Purchase Agreement
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

      Reference is hereby made to that certain purchase agreement, dated as of April 27, 2005 (the "Purchase Agreement"), among Triad Acquisition Corp., a Delaware corporation (the "Company"), and Goldman, Sachs & Co. and Citigroup Global Markets, Inc. as representatives of the several Purchasers named in
Schedule I thereto (together, the "Purchasers"), and to that certain exchange and registration rights agreement, dated as of April 29, 2005 (the "Registration Rights Agreement" and, together with the Purchase Agreement, the "Agreements") among the Company and the Purchasers. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings given them in the Purchase Agreement.

      Pursuant to the Indenture, the Company has issued and sold to the Purchasers on the date hereof $150,000,000 in aggregate principal amount of the Company's 11?% Senior Notes due 2013 (the "Securities"). Pursuant to the Stock Purchase Agreement and as set forth in the Offering Circular under the caption "Use of Proceeds," on the date hereof the Company has applied the net proceeds from the issuance and sale of the Securities to acquire all of the capital stock of Triad Financial Corporation, a California corporation, ("Triad Financial"), and substantially concurrent with the closing of the issuance of the Securities and the closing of the Acquisition, the Company has merged with and into Triad Financial, and Triad Financial is the surviving corporation. As a result of the Merger, Triad Financial has succeeded to the Company under the Indenture and (a) in accordance with the Indenture, has expressly assumed all of the obligations of the Company under the Securities and the Indenture pursuant to the Supplemental Indenture, and by this instrument assumes all of the obligations of the Company under the Registration Rights Agreement and (b) in accordance with the Purchase Agreement, by this instrument assumes all of the obligations of the Company under the Purchase Agreement.

            Triad Financial hereby:

      1. represents and warrants that the statements contained in the preceding paragraph are true and correct in all material respects;

      2. unconditionally and irrevocably assumes, confirms and agrees to perform and observe each and every of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of the Company under the Purchase Agreement, on a joint and several basis with the Company, as if Triad Financial had executed the Purchase Agreement on the date thereof as an original signatory thereto;

      3. unconditionally and irrevocably assumes, confirms and agrees to perform and observe each and every of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of the Company under the Registration Rights Agreement, as if Triad Financial had executed the Registration Rights Agreement simultaneously with the Company on the date hereof as an original signatory thereto;

      4.    confirms that all representations and warranties contained in
            Section 1 of the Purchase Agreement are true and correct on the date hereof; and

      5. covenants and agrees to promptly execute and deliver any and all further documents and take such further action as the Purchasers may reasonably require to effect the purpose of this Joinder Agreement.

            This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties to the Agreements. The parties hereto acknowledge and agree that all of the provisions of each of the Agreements shall remain in full force and effect.

            This Joinder Agreement may not be amended or modified except by a writing executed by each of the parties hereto. This Joinder Agreement may not be assigned by you without the Purchaser's prior written consent.

            This Joinder Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement the date first above written.

                                               TRIAD FINANCIAL CORPORATION

                                               By: _____________________________
                                                   Name:
                                                   Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

____________________________________
     (authorized signatory)

Citigroup Global Markets Inc.

By: _______________________________
    Name:
    Title: